EXHIBIT 23.21



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements (No. 333-78661), (No. 333-78663), and (No. 333-81111) on Form S-8 of OneMain.com,
Inc. of our report dated February 6, 1999, with respect to the balance sheet of TGF Technologies, Inc. as of December 31, 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1999 Annual Report on Form 10-K of OneMain.com, Inc.


                                    /s/ KPMG LLP

Burlington, Vermont
March 28, 2000